                       MIDDLE BAY OIL COMPANY, INC.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held May 31, 1996


To the Shareholders of Middle Bay Oil Company, Inc.

    You are cordially invited to attend the Annual Meeting of Shareholders of Middle Bay Oil Company, Inc., an Alabama corporation (the "Company"), to be held at the offices of the Company, 115 South Dearborn Street, Mobile, Alabama 36602, on May 31, 1996 at 10:00 a.m. Central Daylight Time, for the following purposes:

    1.   To elect five directors to serve until the next Annual Shareholder
         Meeting;

    2. To approve the selection of Schultz, Watkins & Company as independent accountants to audit the accounts of the Company for 1996; and

    3. To transact such other business as may properly come before the meeting or any adjournment.

    All shareholders of record as of May 1, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    Whether or not you plan to attend this meeting, we urge you to please sign and date the accompanying form of proxy and return it promptly in the enclosed, postage prepaid envelope. This will ensure that your shares will be represented. If you attend the meeting, you may vote in person regardless of whether you have given your proxy. Any proxy may be revoked at any time before it is exercised, as indicated in the Proxy Statement.

                                  By Order of the Board of Directors

                                  /s/  John J. Bassett
                                  --------------------------------------
                                  John J. Bassett, President
May 10, 1996
Mobile, Alabama

      Annual Reports to shareholders, including financial statements, are being mailed to shareholders, together with these proxy materials, commencing on or about May 10, 1996.

                          Your vote is important.
             Please complete, sign and return the accompanying
                Proxy Form in the envelope provided, which
            requires no postage if mailed in the United States.

                       MIDDLE BAY OIL COMPANY, INC.
                         115 South Dearborn Street
                           Mobile, Alabama 36602


                              PROXY STATEMENT
                                    For
                      ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held May 31, 1996


    This Proxy Statement is furnished to shareholders of Middle Bay Oil Company, Inc., an Alabama corporation (the "Company"), in connection with the solicitation, at the Company's expense, on behalf of the Board of Directors of the Company of proxies to be used at an Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. Central Daylight Time on May 31, 1996 and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about May 10, 1996.

    The Annual Meeting will be held at the principal offices of the Company at 115 South Dearborn Street, Mobile, Alabama 36602. Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the meeting and not revoked. Any shareholder giving such proxy may revoke it at any time before it is voted by written revocation delivered to the Company's Secretary, by voting in person at the Annual Meeting or by giving a later proxy.

                         OUTSTANDING CAPITAL STOCK

    The record date for shareholders entitled to vote at the Annual Meeting is the close of business on May 1, 1996. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the meeting 1,318,917 shares of common stock, $.02 par value.

                  MATTERS TO BE ACTED UPON AT THE MEETING

    The election of directors and the approval of the selection of independent public accountants are the only matters which the Board of Directors knows will be presented for consideration at the meeting. As to any other business that may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxy.

                             QUORUM AND VOTING

    The presence, in person or by proxy, of the holders of shares of common stock entitled to vote at the Annual Meeting representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the Annual Meeting. Each holder of shares of common stock is entitled to one vote, in person or by proxy, for each share held in such shareholder's name on the record date. Assuming the presence of a quorum, the affirmative votes equal to at least a majority of the votes of holders of common stock entitled to vote at the Annual Meeting, in person or by proxy, are required for the election of directors and the approval of the selection of independent public accountants. As to any other matters which may come before the meeting, a majority of the votes of holders of common stock cast at the Annual Meeting generally is required for approval. Abstentions will be included in vote totals and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on directors or the other proposals because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Annual Meeting.

    The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

    The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the meeting and voting in person. Attendance at the meeting will not by itself constitute a revocation. Any such revocation or later dated proxy should be mailed or delivered to Middle Bay Oil Company, Inc., 115 South Dearborn Street, Mobile, Alabama 36602, Attention: Lynn M. Davis, Secretary.

    The Company will bear the cost of soliciting proxies from shareholders. In addition to the use of the mails, proxies may be solicited by directors and officers of the Company by personal solicitation, telephone or telegram. Such directors and officers will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

    The Company has not and will not engage any investment banking or brokerage firm or any professional proxy solicitation firm to solicit proxies. No fees, commissions or other compensation will be paid to anyone for proxy votes solicited by the Company.

    Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock. The Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

    The enclosed form of proxy allows shareholders to grant or withhold discretionary authority to the persons named to vote on any other matters that may properly come before the Annual Meeting. The Company is not aware of any other proposals planned to be made at the Annual Meeting and has no current intention of making any additional proposals. The chairman of the meeting shall determine the order of business at the Annual Meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the meeting, and business not properly brought before the meeting may not be transacted.

                           CORPORATE GOVERNANCE

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, taking into consideration the interests of all shareholders. Members of the Board are kept informed of the Company's business by various reports sent or communicated to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and other officers. During 1995, the full Board met one time. The Board has two Committees, an Audit Committee and a Compensation Committee. Each Committee has met one time in 1995.

    The Audit Committee's duties include recommending to the Board the selection of a firm of independent public accountants for approval by the shareholders at their Annual Meeting. In addition, the Committee confers with the Company's independent public accountants to review the plan and scope of their proposed audit, as well as their findings and recommendations upon the completion of the audit. The Committee meets with the independent public accountants and with appropriate Company financial personnel regarding the Company's internal controls and financial policies. The Audit Committee currently consists of Frank C. Turner, II, Frank E. Bolling, Jr. and C. Noell Rather. Neither Mr. Bolling nor Mr. Rather is an officer or employee of the Company.

    The Compensation Committee is responsible for establishing and reviewing policies governing executive salaries, bonus and incentive compensation and the terms and conditions of employment of executives of the Company. In addition, the Committee is responsible for the oversight of the Company's 1995 Stock Option and Stock Appreciation Rights Plan and similar or other plans which may be maintained from time to time by the Company and has authority to grant options and awards under the Company's 1995 Stock Option and Stock Appreciation Rights Plan, and oversees the Company's SEP/IRA retirement plan and the net profits interest incentive compensation plan recently established by the Company (see "Corporate Governance - Executive Compensation"). The Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, as well as outside experts retained in connection with the administration of these plans. The Compensation Committee currently consists of John J. Bassett and Messrs. Edward P. Turner, Jr. and Frank E. Bolling, Jr., neither of whom is an officer or employee of the Company.

    During 1995, all incumbent directors attended all of the meetings of the Board of Directors. Attendance at those meetings was 100%. Attendance at the Committee meetings was 100%.

Compensation of Directors

    Each director is paid an attendance fee of $500 for each meeting of the Board and of each Committee of the Board, and the Company reimburses directors' documented travel and lodging expenses.

    Each nonemployee director is eligible for incentive awards under the 1995 Stock Option and Stock Appreciation Rights Plan. No options or rights have been issued under such plan to any nonemployee director, and none are presently contemplated.

Security Ownership of Certain Beneficial Owners

    The following table sets forth the shares of the Company's common stock beneficially owned by those persons known by the Company to be the beneficial owner of more than five percent of the Company's issued and outstanding common stock as of February 28, 1996:


     Title of       Name and Address of          Number       Percent of
      Class         Beneficial Owner(1)        of Shares        Total
      -----         -----------------          ---------        -----
     Common      Bay City Energy Group, Inc.    385,602         29.24%
                 115 So. Dearborn Street
                 Mobile, Alabama 36602


(1) Bay City Energy Group, Inc. ("BCEG") through a merger effective September 26, 1995, acquired all of the capital stock of Bay City Minerals, Inc. , the former owner of the Company's stock. BCEG is controlled by Edward P. Turner, Jr., a director of the Company, by virtue of his 28.4% equity ownership in BCEG. Through such control, he can exercise effective voting and dispositive powers over Shares held by BCEG.

Security Ownership of Management

  The following table sets forth the shares of the Company's common stock beneficially owned by each director and executive officer and all directors and executive officers as a group, all as of April 30, 1996:


    Title of       Name and Address of            Number       Percent of
     Class         Beneficial Owner             of Shares        Total
     -----         ----------------             ---------        -----
    Common      Edward P. Turner, Jr.           400,640(1)       30.34%
                100 Central Avenue
                Chatom, AL  36518

    Common      John J. Bassett                   8,256           0.63%
                3400 Peyton Court
                Mobile, AL  36609

    Common      All executive officers and
                directors as a group
                (5 persons)(2)                  414,180          31.40%

(1) Includes 385,602 shares owned by BCEG over which Mr. Turner, through his effective voting control of BCEG, exercises voting and dispositive powers with regard to such shares but does not hold a direct beneficial interest, and 15,038 shares over which Mr. Turner has sole voting and dispositive powers.

(2) Except as shown above, no other officer or director beneficially owns more than two-tenths of 1% of the Company's common stock.

  The following table sets forth the percentages of BCEG's voting stock beneficially owned by each director and executive officer and all directors and executive officers of the Company as a group, all as of April 30, 1995:

      Title of           Name and Address of             Percent of
       Class             Beneficial Owner                  Class
       -----             ----------------                  -----
      Common           Edward P. Turner, Jr.               28.4%
                       100 Central Avenue
                       Chatom, AL  36518

      Common           John J. Bassett                      2.8%
                       3400 Peyton Court
                       Mobile, AL  36609

      Common           Frank C. Turner, II                  1.2%
                       6201 Laurelwood Drive
                       Satsuma, AL  36572

      Common           All executive officers and          32.4%
                       directors of the Company
                       as a group

Changes in Control

  There are no arrangements known to management which may result in a change in control of the Company.

Executive Compensation

  Summary Compensation Table. The following table sets forth the aggregate cash compensation paid to the Company's executive officers for the periods ended December 31, 1993 through December 31, 1995:

                                             Annual Compensation      All
                                   Fiscal    -------------------     Other
  Name and Principal Position       Year      Salary      Bonus   Compensation
  ---------------------------       ----      ------      -----   ------------
  John J. Bassett                   1995      $56,250    $ ----     $11,371
  President and CEO                 1994       54,000       200          --
                                    1993       54,000     1,125       8,269

  Frank C. Turner, II               1995      $50,083    $ ----     $10,775
  Vice President and CFO            1994       48,000       200          --
                                    1993       48,000     1,000       7,350

  Robert W. Hammons                 1995      $56,250    $ ----     $11,360
  Vice President-Engineering        1994       54,000       200          --
                                    1993       54,000     1,125       8,269

  Lynn M. Davis                     1995      $31,667    $ ----     $ 6,238
  Secretary/Treasurer               1994       30,000       200          --
                                    1993       30,000       625       4,593

  Compensation Under Plans. The Company established a SEP/IRA retirement plan (the "Plan") in 1993 which allows for a maximum discretionary Company contribution of 15% of total wages paid to employees for the year. No contribution was made to the Plan in 1994. For the years ended December, 1995 and 1993, the Company contributed a total of $30,000 and $45,980, respectively, to the Plan, including $18,505 and $28,481 for all executive officers as a group.

  In March 1995, the Board of Directors adopted an employee incentive compensation plan whereby the proceeds equivalent to 1% net profits interest (the "net profits interest") in all oil and gas properties, drilling prospects and divestitures acquired or made after January 1, 1994 are paid into a fund for incentive compensation awards to employees. The net profits interest is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to establish the eligibility requirements for and amount of each award, if any, to employees. To qualify for an award as an "Eligible Employee," as presently established by the Compensation Committee, an employee must be employed by the Company on October 1 and December 31 of the calendar year and have been recommended by the Compensation Committee to receive an award. For the year ended December 31, 1995, a total of $30,000 was paid to eligible employees under the 1% net profits interest incentive compensation plan. The approximate number of Eligible Employees for 1995 was eight. The Company has no other retirement, pension/profit sharing or other deferred compensation plan for its employees. The Company does not presently have any options, warrants or other rights outstanding to purchase shares of its common or preferred stock, and no options are presently contemplated for issuance under the 1995 Stock Option and Stock Appreciation Rights Plan.

  The net profits interest on property acquisitions and drilling prospects will be calculated on the monthly gross profit which is defined as revenues from oil and gas sales, less direct operating expenses, attributable to the Company's working or royalty interest in an individual property. Direct operating expenses include landowner's royalty, overriding royalty and all costs of production, equipment, operating expenses and taxes. On drilling prospects, the net profits interest will not include costs of drilling, testing and completing the well, the costs of acreage and costs of geological or geophysical work. For divestitures, the net profits interest will be calculated on the gross sales price, less any direct costs of the sale of an individual property.

  There are no employment agreements with any officer or employee of the Company.

                           ELECTION OF DIRECTORS

Nominees for Election as Directors

  The following table sets forth information concerning the present directors and executive officers of the Company. All of the directors are nominees for election at the Annual Meeting. All directors serve for a one-year term or until the annual meeting of shareholders of the Company held following their election:

                                                                    Director
         Name                 Age           Position(s) Held         Since(1)
         ----                 ---            ----------------        -----
   Edward P. Turner, Jr.(2)    66               Director             1989

   John J. Bassett             37        President and Director      1989

   Frank C. Turner, II(2)      35      Vice President and Director   1989

   Lynn M. Davis               46        Secretary and Treasurer

   Frank E. Bolling, Jr.       36               Director             1992

   C. Noell Rather             60               Director             1995

(1) All directors, except Mr. Rather, were elected upon the reorganization of the Company into corporate form in December, 1992. Prior to that time, the Company was organized as a limited partnership (the "predecessor partnership"). Each director, except for Frank E. Bolling, Jr., had served as a director of Bay City Minerals, Inc., the general partner of the predecessor partnership, since prior to the formation of the predecessor partnership in May, 1989.

(2) Edward P. Turner, Jr. and Frank C. Turner, II, are father and son.

    Edward P. Turner, Jr. served as President of Bay City Minerals,
Inc. from 1975 to 1987. He is a member of the Alabama State Bar and a managing partner of the law firm of Turner, Onderdonk, Kimbrough & Howell, P.A., in Chatom, Alabama. A substantial amount of his practice is devoted to oil and gas law.

    John J. Bassett currently serves as President and director of Bay
City Minerals, Inc. He was initially employed by the corporation in 1980 as land manager. Mr. Bassett was elected Vice President in 1985 and has served as President of the Company since 1987 and has been a director since 1984.
He also serves as a director and President of three affiliated corporations-- Bay City Energy Group, Inc., Bay City Properties, Inc. and Carlson Petroleum Company.

    Frank C. Turner, II has been a director of Bay City Minerals, Inc.
since 1986 and has served as Vice President of Finance since his employment as Controller in 1990. From 1987 to 1990, Mr. Turner was employed by Sonat, Inc. as a financial analyst. He also serves as a director and Vice President of Bay City Energy Group, Inc., Bay City Properties, Inc. and Carlson Petroleum Company.

    Lynn M. Davis has been employed as an accountant for Bay City
Minerals, Inc. and its affiliated companies since 1984. She has served as Secretary-Treasurer of Bay City Minerals, Inc. since 1984 and as a director since 1988. Prior to her association with Bay City, she was employed as an assistant controller for Crawford Wholesale, Inc. Mrs. Davis also serves as a director and Secretary-Treasurer for Bay City Energy Group, Inc. Mrs. Davis is not a nominee for director.

    Frank E. Bolling, Jr. since February, 1995 has served as Vice
President of Midstream Fuel Services, Inc. and Manager of the Dantzler-Pepco Division of Midstream. From 1989 to January, 1995, he served as General Manager of Dantzler Bulk Plant, Inc., a distributor for Chevron U.S.A., Inc. with annual sales in excess of $25 million. Mr. Bolling served as sales manager for Dantzler from 1987 to 1989. Prior to 1987, Mr. Bolling was employed by Bay City Minerals, Inc.

    C. Noell Rather was appointed director of the Company in March 1995 to serve the unexpired term of Robert W. Hammons, who resigned to allow a nonemployee director to be appointed to the Board. Mr. Rather has been President of Janex Oil Co., Inc. and Exexco, Inc., both independent oil and gas companies based in Texas which Mr. Rather helped organize, since 1981.

Certain Relationships and Related Transactions

  Edward P. Turner, Jr., a director, parent and promoter of the Company, is managing partner of the law firm of Turner, Onderdonk, Kimbrough & Howell, P.A., the Company's general counsel for certain corporate and oil and gas matters. For years ended December 31, 1995 through 1993, the Company and the predecessor partnership paid legal fees to Mr. Turner's firm of $787, $1,454, and $4,772, respectively, for legal services. Mr. Turner's firm charged the predecessor partnership and charges the Company for its services on the same basis as it charges other business clients for similar services rendered.
The Company intends to continue to use Mr. Turner's firm as its primary legal counsel and will pay reasonable fees for such future services.

  On December 15, 1993, the Company acquired 11.50 acres of unimproved real estate in McIntosh, Alabama and 1,720 net (18,543 gross) fee mineral acres from Bay City Minerals, Inc. for $125,000 and $150,000, respectively. The purchase price for the mineral interest and real estate was based upon the appraised value.

  Bay City Energy Group, Inc., is presently indebted to the Company in the amount of $132,547 ($118,249 of principal and $14,298 of accrued interest). The amount owed represents the balance remaining on the advance to purchase predecessor partnership units in 1991 and advances for general corporate purposes. The note payable, including accrued interest, of Bay City Energy Group, Inc. to the Company was renegotiated on December 31, 1995 and is due in full on January 1, 2001 plus interest at an annual fixed rate of 5%. The note payable is secured by 75,000 shares of Company common stock. The Company does not anticipate advancing or lending money to Bay City Energy Group, Inc. in the future. The note was formerly the obligation of Bay City Minerals, Inc. until the merger of Bay City Minerals, Inc. into its parent, Bay City Energy Group, Inc. effective September 26, 1995.

  On December 31, 1994, Bay City Minerals, Inc. contributed oil and gas reserves valued at $186,938 to the Company as partial payment on the amount owed. The value of the reserves were calculated by the Company's petroleum engineer on a basis similar to the method used by Lee Keeling & Associates, Inc. on the evaluation of the Company's reserves at year-end.

  On January 1, 1993, Bay City Minerals, Inc. contributed computer equipment and software, office furnishings and equipment, maps, logs and other geological and engineering data to the Company as partial payment of the amount owed. The value of the items contributed was estimated at $71,458.

  Bay City Minerals, Inc. acted as operator on behalf of the Company on four oil and gas wells in which the Company owns an interest until April 1, 1994 when such operating rights were transfered to the Company. The operating agreements and terms are substantially similar to and at least as favorable as operating agreements between the Company and unaffiliated operators. The amounts paid to Bay City Minerals, Inc. in 1994 and 1993 for its services under the operating agreements were $5,985 and $14,906, respectively.

  In connection with the reorganization agreement between the Company and the predecessor partnership in December, 1992, the Company issued shares of its common stock to the partners of the predecessor partnership in accordance with their respective partnership interests under the agreement of limited partnership of the predecessor partnership. Shares were issued to certain officers, directors and parents of the Company on the same basis as shares were issued to the other partners of the Predecessor Limited Partnership in exchange for their respective interests in the predecessor partnership as follows:

                            Shares of Common
Name of Related Party        Stock Received         In Exchange For
- ---------------------        --------------         ---------------
Bay City Minerals, Inc.         563,554        General partner's 5% equity
                                               interest and 66,876 units of
                                               limited partnership interest

Edward P. Turner, Jr.             9,576        1,368 units of limited
                                               partnership interest

John J. Bassett                  10,661        1,523 units of limited
                                               partnership interest

Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of such securities. Based on representations from such persons, the Company believes that there was no failure to file or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934 by any officer, director or beneficial owner of 10% or more of the Company's common stock during 1995.

                      OTHER MATTERS TO BE ACTED UPON

  The following proposal is expected to be acted upon at the meeting following the election of directors:

                       APPROVAL OF THE SELECTION OF
                      INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of the Company has, subject to shareholder approval, selected Schultz, Watkins & Company as the Company's independent public accountants for the year 1996 and recommends approval of such selection by the shareholders. Schultz, Watkins & Company served in this capacity for the years 1994 and 1995. One or more representatives of Schultz, Watkins & Company are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The Board of Directors recommends that the shareholders vote FOR approval of the firm of Schultz, Watkins & Company as independent public accountants for 1996.

                               MISCELLANEOUS

Shareholder Proposals

  Any proposals from shareholders to be presented for consideration for inclusion in the proxy material being prepared for the 1997 annual meeting of shareholders of the Company must be submitted in accordance with applicable Securities and Exchange Commission rules and received by the Company at its principal offices, 115 South Dearborn Street, Mobile, Alabama 36602 no later than February 28, 1997.

Financial Statements

  Financial Statements, the Notes to Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for 1995 with comparisons to 1994 and other relevant information are included in the Company's 1995 Annual Report to Shareholders which accompanies this Proxy Statement and are incorporated herein by reference.

Discretionary Authority

  At the time of mailing this Proxy Statement, the Board of Directors was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons name in the accompanying form of proxy will vote such proxy in accordance with their judgment.

                                    By Order of the Board of Directors


                                    /s/  Lynn M. Davis
                                    ----------------------------------
                                    Lynn M. Davis, Secretary

DATED this 10th day of May, 1996


     A copy of the Company's 1995 Annual Report to the Securities and Exchange Commission on Form 10-KSB referred to above may be obtained without charge by any beneficial owner of the Company's common stock upon written request addressed to Lynn M. Davis, Secretary, Middle Bay Oil Company, Inc., P.O. Box 390, Mobile, Alabama 36601. Requests can be made by telephone by calling (334) 432-7540.